Contact:  Chantelle Kammerdiener
                                                   (502) 636-4415/(502) 266-8731
                                                          chantellek@kyderby.com


                      CHURCHILL DOWNS INCORPORATED REPORTS
                          RECORD THIRD-QUARTER RESULTS

Net revenues  increased 64 percent to $103.5 million.
Net earnings rose 513 percent to $7.3 million.
Earnings per share increased to a new  third-quarter high of 68 cents.

LOUISVILLE, Ky. (Oct. 25, 2000) -- Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI") today reported its financial results for the three months ended Sept.30, 2000, which included record third-quarter revenues and net earnings.

         Net revenues for the third quarter were $103.5 million, an increase of 64 percent over $63.1 million reported for the same period last year. Net earnings for the quarter were $7.3 million, up 513 percent from $1.2 million a year ago. Diluted earnings per share were 68 cents on 10.7 million average diluted shares outstanding, compared with 12 cents on 9.6 million average diluted shares outstanding during the third quarter of 1999. CDI also recorded sharply higher net revenues and earnings for the nine months ended Sept. 30, 2000, and those results are included in the accompanying tables.

         The increases of 12.1 percent and 22.6 percent in the number of average diluted shares outstanding for the third quarter and nine months, respectively, were due to the issuance of 3.15 million common shares for the September 2000 merger with Arlington International Racecourse, now doing business as Arlington Park.

         Thomas H. Meeker, CDI's president and chief executive officer, said that the completion of the Arlington merger highlighted the Company's ongoing progress during the third quarter and contributed significantly to the year-to-year gains, especially to the significant increase in net income.

         Meeker noted, "As expected, our results during the quarter benefited from the income from the management contract that was in effect from July 1 through the closing of the merger on Sept. 8. We had indicated in our mid-year report that we anticipated a significant increment to per-share earnings in the third quarter from this pre-closing management agreement. We also noted that this gain would be largely offset in the fourth quarter as we assimilate Arlington into our operations at a time when the racetrack would not be racing and there would be significantly more shares outstanding. Our third-quarter year-to-year comparisons were also aided by the inclusion of the live racing portion of Arlington's race meet from the closing of the merger through Sept. 30.

         "Our experience to date with Arlington supports our confidence that this transaction represents another important event in the long-term record of CDI. It is important to note, however, that our results for the third quarter were also aided by strong performances by our other operations. We benefited from a full quarter with Hollywood Park, after being able to only include a few weeks of their operations during the year-earlier quarter due to the timing of the acquisition's completion in September 1999. Churchill Downs' results were impressive beyond the benefit of having the additional week of live racing, which we transferred from Ellis Park. Our Henderson, Ky., track reduced the number of live racing days it offered, including the first week in July that was transferred to Churchill Downs. Ellis Park's total reduction from 61 to 41 days helped the racetrack to increase its purses, improve the quality of its racing and produce a superb on-track performance during its race meet this year. We plan to continue to strengthen all of our racing operations and make rewarding strides in our plans to build the CSDN brand as the premier simulcast product in horse racing."

         Meeker added, "Although we face a difficult comparison in earnings per share for the fourth quarter, we expect to meet the published consensus estimate for the final period, and we believe our earnings for 2000 as a whole will at least match the $1.72 diluted per share reported for 1999. That achievement will cap a very successful year in which we absorbed the first full year of operations of both Calder Race Course and Hollywood Park, completed the Arlington merger and made substantial investments in the personnel resources that will be vital to our future expansion. We will end 2000 with an annual schedule of live racing programs that is triple what we offered just three years ago, and we are excited about the prospect for continued growth that our momentum offers in 2001.

         A conference  call  regarding  this release is scheduled  for Thursday,
Oct. 26, at 9 a.m. EDT. Interested parties can access the live call in listen-only mode by calling (719) 457-2604 or using the Internet at www.kentuckyderby.com or www.streetevents.com. A telephone replay will be available for five days beginning at noon on Oct. 26. To access the replay, dial
(719) 457-0820, code 404211. Additionally, the call will be archived for a maximum of 30 days on the Web sites listed above.

         Churchill Downs Incorporated - headquartered in Louisville, Ky. - is one of the world's leading horse racing companies. Its flagship operation, Churchill Downs, is home of the Kentucky Derby and will host the race's 127th running on May 5, 2001. The Company owns additional racetracks in Kentucky, Illinois, California and Florida and has interests in a pari-mutuel operation in Indiana as well as various racing services companies. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.kentuckyderby.com.

         This news release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements involve risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the financial performance of Arlington International Racecourse; litigation surrounding the Rosemont, Ill., riverboat casino; market reaction to our merger agreement with Arlington; changes in Illinois law that impact revenues of the racing operations in Illinois; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; a substantial change in law or regulations affecting our pari-mutuel activities; a substantial change in allocation of live racing days; a decrease in riverboat admissions revenue from our Indiana operations; the impact of an additional racetrack near our Indiana operations; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; the impact of interest rate fluctuations; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

                          CHURCHILL DOWNS INCORPORATED
                       CONSOLIDATED STATEMENTS OF EARNINGS
                for the nine and three months ended September 30,
                                   (Unaudited)

(In thousands, except per share data)
                              Nine Months Ended      Three Months Ended
                                September 30,           September 30,
                             -------------------     -------------------
                               2000       1999         2000       1999
                               ----       ----         ----       ----
Net revenues                 $261,120   $164,879     $103,536    $63,076
Operating expenses            200,954    129,482       80,282     54,662
                             ---------  ---------    ---------   --------
   Gross profit                60,166     35,397       23,254      8,414

Selling, general and
  administrative expenses      20,394     11,668        7,430      4,779
                             ---------  ---------    ---------   --------
   Operating income            39,772     23,729       15,824      3,635
                             ---------  ---------    ---------   --------

Other income (expense):
   Interest income                774        566          269        204
   Interest expense           (11,353)    (4,162)      (3,683)    (1,953)
   Miscellaneous, net            (513)       293          (97)       169
                             ---------  ---------    ---------   --------
                              (11,092)    (3,303)      (3,511)    (1,580)
                             ---------  ---------    ---------   --------

Earnings before income
  tax provision                28,680     20,426       12,313      2,055
                             ---------  ---------    ---------   --------

Federal and state income
  tax provision               (11,802)    (8,579)      (5,010)      (863)
                             ---------  ---------    ---------   --------

   Net earnings              $ 16,878   $ 11,847     $  7,303    $ 1,192
                             =========  =========    =========   ========

Earnings per common
share data:

   Basic                        $1.67      $1.45        $0.69      $0.13
   Diluted                      $1.66      $1.43        $0.68      $0.12

Weighted average shares
  outstanding:

   Basic                       10,121      8,175       10,649      9,455
   Diluted                     10,176      8,297       10,707      9,552

Certain financial statement amounts have been reclassified in the prior years to conform to current year presentation.

                          CHURCHILL DOWNS INCORPORATED
                   SUPPLEMENTAL INFORMATION BY OPERATING UNIT
                for the nine and three months ended September 30,
                                   (Unaudited)

                              Nine Months Ended      Three Months Ended
                                September 30,           September 30,
                             -------------------     -------------------
(In thousands)                 2000       1999         2000        1999
                               ----       ----         ----        ----
Net revenues:
  Churchill Downs            $ 73,639   $ 66,653     $  8,960    $ 5,520
  Hollywood Park               75,003      1,117       24,124      1,117
  Calder Race Course           42,556     39,053       28,888     27,352
  Arlington                     9,171        -          9,171        -
  Hoosier Park                 38,090     37,514       13,872     13,256
  Ellis Park                   14,947     18,491       12,265     15,528
  Other investments            11,524      4,378        8,011      1,667
                             ---------  ---------    ---------   --------
                              264,930    167,206      105,291     64,440
  Corporate revenues*             651        -             46        -
  Eliminations                 (4,461)    (2,327)      (1,801)    (1,364)
                             ---------  ---------    ---------   --------
                             $261,120   $164,879     $103,536    $63,076
                             =========  =========    =========   ========
EBITDA:
  Churchill Downs            $ 21,502   $ 18,001     $ (2,361)   $(4,013)
  Hollywood Park               13,380       (542)       3,909       (542)
  Calder Race Course            7,001      8,865        7,746      6,977
  Arlington                     2,093        -          2,093        -
  Hoosier Park                  4,939      5,131        1,497      1,744
  Ellis Park                    1,534      2,834        2,581      3,637
  Other investments             7,137      1,115        6,437        454
                             ---------  ---------    ---------   --------
                               57,586     35,404       21,902      8,257
  Corporate expenses*          (6,129)    (3,949)      (1,940)    (1,404)
                             ---------  ----------   ---------   --------
                             $ 51,457   $ 31,455     $ 19,962    $ 6,853
                             =========  =========    =========   ========
Operating income (loss):
  Churchill Downs            $ 18,721   $ 15,328     $ (3,282)   $(4,883)
  Hollywood Park               10,082       (795)       2,767       (795)
  Calder Race Course            4,307      7,364        6,834      6,062
  Arlington                     1,960        -          1,960        -
  Hoosier Park                  3,942      4,183        1,164      1,417
  Ellis Park                      442      1,842        2,211      3,292
  Other investments             6,146       (244)       6,169        (54)
                             ---------  ---------    ---------   --------
                               45,600     27,678       17,823      5,039
  Corporate expenses*          (5,828)    (3,949)      (1,999)    (1,404)
                             ---------  ---------    ---------   --------
                             $ 39,772   $ 23,729     $ 15,824    $ 3,635
                             =========  =========    =========   =======

* As a result of a reorganization for internal reporting during 2000, the Company's segment disclosures are presented on a new basis to correspond with internal reporting for corporate revenues and expenses. Corporate revenues and expenses for the nine and three months ended September 30, 2000 and 1999 are reported separately.

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

                          CHURCHILL DOWNS INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
(in thousands)
                                      September 30,  December 31,  September 30,
            ASSETS                         2000           1999          1999
                                          ----           ----          ----
Current assets:
  Cash and cash equivalents             $ 11,359       $ 29,060       $27,936
  Restricted cash                          9,270            -             -
  Accounts receivable                     35,096         24,279        14,812
  Other current assets                     4,627          2,751         3,110
                                        ---------      ---------     ---------

          Total current assets            60,352         56,090        45,858

Other assets                               7,390          4,740         6,167
Plant and equipment, net                 339,593        274,882       275,631
Intangible assets, net                    64,346         62,334        61,899
                                        ---------      ---------     ---------
                                        $471,681       $398,046      $389,555
                                        =========      =========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                      $ 34,572       $ 14,794      $ 19,616
  Accrued expenses                        38,025         23,821        18,102
  Dividends payable                          -            4,927           -
  Income taxes payable                     1,774            336         1,529
  Deferred revenue                         5,386         10,860         3,094
  Long-term debt, current portion          2,277            552           465
                                        ---------      --------      ---------
          Total current liabilities       82,034         55,290        42,806

Long-term debt                           157,183        180,898       186,104
Other liabilities                         10,299          8,263         4,836
Deferred income taxes                     15,565         15,474        15,938
Commitments and contingencies                -              -             -
Shareholders' equity:
  Preferred stock, no par value;
      250 shares authorized; no
      shares issued                          -              -             -
  Common stock, no par value; 50,000
      shares authorized; issued:
      13,015 shares September 30,
      2000,  and  9,854  shares
      December 31, 1999 and
      September 30, 1999                 123,149         71,634        71,634
  Retained earnings                       83,545         66,667        68,446
  Deferred compensation costs                (29)          (115)         (144)
  Note receivable for common stock           (65)           (65)          (65)
                                        ---------      ---------     ---------
                                         206,600        138,121       139,871
                                        ---------     ----------     ---------
                                        $471,681       $398,046      $389,555
                                        =========      =========     =========

Certain financial statement amounts have been reclassified in the prior years to conform to current year presentation.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              CHURCHILL DOWNS INCORPORATED




     October 25, 2000                         /s/Robert L. Decker
                                             -----------------------------------
                                             Robert L. Decker
                                             Executive Vice President and Chief
                                             Financial Officer
                                             (Principal Financial Officer)



     October 25, 2000                         /s/Michael E. Miller
                                             -----------------------------------
                                             Michael E. Miller
                                             Senior Vice President, Finance
                                             (Principal Accounting Officer)